UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2005

WEBSIDESTORY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-31613 (Commission File Number)	33-0072173 (IRS Employer Identification No.)

10182 Telesis Court, 6th Floor, San Diego, California (Address of Principal Executive Offices)	92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 546-0400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On February 8, 2005, WebSideStory, Inc., a Delaware corporation (“Parent”), WSSI Acquisition Company, a California corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), Avivo Corporation, a California corporation (the “Company”), and Charles M. Linehan, as the Holder Representative (the “Holder Representative”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, and subject to certain conditions being satisfied or waived, Merger Sub will be merged with and into the Company (the “Merger”), after which the Company will be merged with and into a wholly-owned subsidiary of Parent.

     Under the terms of the Merger Agreement, Parent will issue approximately 3.1 million shares of common stock and options and pay approximately $4.3 million in cash, in exchange for the outstanding capital stock and options of the Company. In accordance with the terms of the Merger Agreement and the Escrow Agreement (the “Escrow Agreement”), to be entered into by Parent, Holder Representative and U.S. Stock Transfer Corporation, as Depository Agent, prior to the effective time of the Merger, approximately nineteen percent of the common stock and cash will be held in escrow for a fifteen-month period (with a portion extended to up to twenty-four months) following closing of the Merger to satisfy possible indemnification claims made by Parent. The Company’s shareholders also have the right to receive an earn-out payment based on achievement of certain revenues by the Company in the fifteen-month period following the closing, with such payment not to exceed $4.1 million. Parent has also agreed to issue, pursuant to its existing equity incentive plan, options to purchase an aggregate of 450,000 shares of Parent common stock to certain employees of the Company.

     The Merger has been unanimously approved by the boards of directors of both companies. The Merger is intended to be a tax-free reorganization under the Internal Revenue Code. The Merger is subject to customary closing conditions, including receipt of a determination by the Commissioner of the California Department of Corporations as to the fairness of the transaction and approval of the transaction by the requisite vote of the shareholders of the Company. In connection with the execution of the Merger Agreement, Parent and certain shareholders of the Company entered into a Shareholder Support Agreement (the “Voting Agreement”), pursuant to which such shareholders have agreed to vote all of their shares of Company capital stock in favor of the approval and adoption of the Merger Agreement, and against any competing transaction. No vote of Parent stockholders will be required in connection with the transaction. In the event that the Merger has not been completed on or before June 30, 2005, each of Parent and the Company has the right to terminate the Merger Agreement.

     The Merger is also conditioned on Parent and certain existing holders of Parent’s common stock entering into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which certain shareholders of the Company will be granted registration rights that are pari passu with the rights previously granted to certain of Parent’s stockholders.

     Pursuant to the terms of a Stock Transfer Restriction Agreement (the “Lock-Up Agreement”), entered into by Parent and certain shareholders of the Company, roughly 50% the shares of common stock to be issued to the shareholders of the Company will be restricted from being transferred for approximately one year following Parent’s public announcement of its financial results for the first quarter of 2005. In addition, the remaining 50% will be released from the transfer restrictions in approximately four equal tranches on a quarterly basis following the public announcement of Parent’s financial results for the coming quarters, with the first such release following the public announcement of Parent’s financial results for the first quarter of 2005. Notwithstanding the foregoing, any shares of Parent common stock sold pursuant to the Registration Rights Agreement will not be subject to the Lock-Up Agreement.

     The Merger Agreement, the Escrow Agreement, the Voting Agreement, the Registration Rights Agreement and the Lock-Up Agreement are attached hereto as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4, respectively. The forgoing summary is qualified by reference to the Merger Agreement, the Escrow Agreement, the Voting Agreement, the Registration Rights Agreement and the Lock-Up Agreement, which are incorporated herein by reference. There can be no assurance that the transactions contemplated by the Merger Agreement will be consummated.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated February 8, 2005 entered into by and among WebSideStory, Inc., WSSI Acquisition Company, Avivo Corporation and Charles M. Linehan, as the Holder Representative
10.1	Form of Escrow Agreement to be entered into by and among WebSideStory, Inc., Charles M. Linehan, as the Holder Representative, and U.S. Stock Transfer Corporation
10.2	Form of Shareholder Support Agreement entered into by and among WebSideStory, Inc. and certain shareholders of Avivo Corporation
10.3	Form of Amended and Restated Registration Rights Agreement to be entered into by and among WebSideStory, Inc. and certain stockholders of WebSideStory, Inc.
10.4	Form of Stock Transfer Restriction Agreement entered into by and among WebSideStory, Inc. and certain shareholders of Avivo Corporation

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSIDESTORY, INC.
Date: February 10, 2005	By:	/s/ Michael S. Christian
Michael S. Christian
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated February 8, 2005 entered into by and among WebSideStory, Inc., WSSI Acquisition Company, Avivo Corporation and Charles M. Linehan, as the Holder Representative
10.1	Form of Escrow Agreement to be entered into by and among WebSideStory, Inc., Charles M. Linehan, as the Holder Representative, and U.S. Stock Transfer Corporation
10.2	Form of Shareholder Support Agreement entered into by and among WebSideStory, Inc. and certain shareholders of Avivo Corporation
10.3	Form of Amended and Restated Registration Rights Agreement to be entered into by and among WebSideStory, Inc. and certain stockholders of WebSideStory, Inc.
10.4	Form of Stock Transfer Restriction Agreement entered into by and among WebSideStory, Inc. and certain shareholders of Avivo Corporation